Exhibit 99.1

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Momentive Announces First Quarter 2018 Results

First Quarter Highlights:

•	Net sales of $657 million, a 21% increase year-over-year

•	Segment EBITDA of $94 million, a 36% increase year-over-year

•	Segment EBITDA margin of 14.3%, a 160bp increase year-over-year

•	NXT* capacity expansion has been completed and production will ramp up throughout 2018

•	Reduced net leverage[1] to 3.7x as of March 31, 2018. Significant liquidity of $417 million

WATERFORD, N.Y. (May 8, 2018) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQX: MPMQ) today announced results for the first quarter ended March 31, 2018.

“We are pleased to report another quarter of significant Segment EBITDA growth and margin expansion,” said Jack Boss, Chief Executive Officer and President. “These results were driven by strong end-market demand across our entire portfolio, particularly within our personal care, automotive and electronic end markets. Our continued earnings momentum demonstrates the success of our clearly defined competitive strategy focused on driving growth in higher-margin specialty applications and optimizing our basics business and cost structure.”

“In addition, we are excited about our new NXT* facility in Europe, which doubles our capacity in our fastest growing product line and enables state-of-the-art manufacturing capabilities on two continents. This will allow us to strengthen our leadership position in automotive tire applications and enable additional new product offerings.”

Mr. Boss concluded, “As we look out into 2018, we expect strong demand, solid and improving industry fundamentals, pricing tailwinds, and more material EBITDA contribution from the capital investments we have made in our specialty product portfolio over the last several years. Further, we have implemented broad based price increases across the entire product portfolio, which are expected to benefit fiscal year 2018 results. This, along with our recently announced $15 million restructuring initiative, should continue to drive considerable margin expansion.”

First Quarter 2018 Results

Net Sales. Net sales for the three months ended March 31, 2018 were $657 million, an increase of 21% compared with $544 million in the prior year. The increase was driven by volume gains across all of Momentive’s segments, which reflected the benefits of our strategic growth investments and increased demand in automotive, agriculture, personal care and industrial end markets, as well as pricing initiatives announced in the fourth quarter of 2017.

___________________________________________
1 Defined as total principal value of debt less cash and cash equivalents divided by Segment EBITDA

Net Income (Loss). Net income for the three months ended March 31, 2018 was $20 million compared with a net loss of $30 million in the prior year period.

Segment EBITDA. Segment EBITDA for the three months ended March 31, 2018 was $94 million, an increase of 36% compared with $69 million in the prior year period. The increase in Segment EBITDA was driven by operating leverage and the same factors that impacted revenue growth in the quarter, and partially offset by approximately $10 million of weather-related disruptions in January. Momentive expects about $5 million of the impact to reverse in the second half of 2018.

Segment Results

The following tables reflect net sales and Segment EBITDA by reportable segment for the first quarter ended March 31, 2018 and 2017. See “Non-U.S. GAAP Measures” and Schedule 4 to this release for further information regarding Segment EBITDA and for a reconciliation of net (loss) income to Segment EBITDA.

Net Sales (1):
(in millions)

	Three Months Ended March 31,
	2018	2017
Performance Additives	$248	$220
Formulated and Basic Silicones	357	275
Quartz Technologies	52	49
Total	$657	$544
(1) Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:
(in millions)

	Three Months Ended March 31,
	2018	2017
Performance Additives	$54	$47
Formulated and Basic Silicones	41	24
Quartz Technologies	9	7
Corporate	(10)	(9)
Total	$94	$69

Global Restructuring Program and Siloxane Production Transformation
In March 2018, the Company announced a restructuring initiative totaling $15 million in estimated annual run rate cost reductions with approximately $8 million to be realized in 2018. The most recent initiative targets primarily selling, general, and administrative cost reductions. The Company expects net costs to achieve savings of approximately $10 million.

Momentive previously completed global restructuring programs and siloxane production transformation of its Leverkusen, Germany, facility that generated approximately $45 million in annual savings.

Liquidity and Balance Sheet
At March 31, 2018, Momentive had net debt, which is total debt less cash and cash equivalents, of approximately $1.1 billion. In addition, at March 31, 2018, Momentive had $417 million in liquidity, including $173 million of unrestricted cash and cash equivalents, and $244 million of availability under its senior secured asset-based revolving loan (“ABL”) facility (undrawn, with $56 million letters of credit outstanding). During the first quarter of 2018, Momentive extended the Company’s ABL Facility to March 2023 subject to the terms outlined in the Amendment Agreement and increased the commitments under the ABL Facility by $30 million for a total of $300 million. Momentive expects to have adequate liquidity to fund its operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under the ABL Facility.

Earnings Call
Momentive will host a teleconference to discuss first quarter 2018 results on Tuesday, May 8, 2018, at 10 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (844) 309-6571
International Participants: (484) 747-6920
Participant Passcode: 8598993

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on May 8, 2018. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 8598993. A replay also will be available through the Investor Relations section of the Company’s website.

Non-U.S. GAAP Measures
Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and certain other income and expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA should not be considered a substitute for net (loss) income or other results reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedule 4 to this release for a reconciliation of net income (loss) to Segment EBITDA.

Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro-forma basis, including the expected future cost savings from business optimization or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. The Company believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net (loss) income determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not take into account certain items such as interest and principal payments on the Company’s indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of the Company’s operations, it is a necessary element of the Company’s costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the indentures should not be considered as an alternative to interest expense. See Schedule 5 to this release for a reconciliation of net (loss) income to Adjusted EBITDA and the calculation of the Adjusted EBITDA to Fixed Charges ratio.

Forward-Looking and Cautionary Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our transformation and restructuring activities, growth and productivity initiatives, anticipated cost savings, growth, and market recovery, the impact of work stoppage and other incidents on our operations and competitiveness. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the impact of work stoppage and other incidents on our operations, changes in governmental regulations or interpretations thereof and related compliance and litigation costs, adverse rulings in litigation, difficulties with the realization of our cost savings in connection with transformation and strategic initiatives, including transactions with our affiliate, Hexion Inc., pricing actions by our competitors that could affect our operating margins, the impact of our growth and productivity investments, our ability to realize the benefits there from, and the timing thereof, our ability to obtain additional financing, and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a 75 plus year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

Contact
Media and Investors:
John Kompa
614-225-2223
john.kompa@momentive.com
*NXT is a trademark of Momentive Performance Materials Inc.

(See Attached Financial Statements)

MPM HOLDINGS INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
Net sales	$657	$544
Cost of sales	503	446
Gross profit	154	98
Costs and expenses:
Selling, general and administrative expense	86	83
Research and development expense	17	15
Restructuring and discrete costs	1	5
Other operating expense (income), net	1	3
Operating income (loss)	49	(8)
Interest expense, net	20	19
Non-operating expense (income), net	3	2
Reorganization items, net	1	—
Income (loss) before income taxes and earnings from unconsolidated entities	25	(29)
Income tax expense	6	1
Income (loss) before earnings from unconsolidated entities	19	(30)
Earnings from unconsolidated entities, net of taxes	1	—
Net income (loss)	$20	$(30)

MPM HOLDINGS INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $1 at both March 31, 2018 and December 31, 2017)	$174	$174
Accounts receivable (net of allowance for doubtful accounts of $4 at both March 31, 2018 and December 31, 2017)	391	323
Inventories:
Raw materials	164	153
Finished and in-process goods	315	292
Other current assets	49	51
Total current assets	1,093	993
Investment in unconsolidated entities	20	19
Deferred income taxes	11	11
Other long-term assets	16	11
Property, plant and equipment:
Land	81	77
Buildings	349	338
Machinery and equipment	1,174	1,135
	1,604	1,550
Less accumulated depreciation	(416)	(383)
	1,188	1,167
Goodwill	220	216
Other intangible assets, net	297	300
Total assets	$2,845	$2,717
Liabilities and Equity
Current liabilities:
Accounts payable	$323	$286
Debt payable within one year	36	36
Interest payable	25	12
Income taxes payable	8	7
Accrued payroll and incentive compensation	83	68
Other current liabilities	97	103
Total current liabilities	572	512
Long-term liabilities:
Long-term debt	1,198	1,192
Pension and postretirement benefit liabilities	341	335
Deferred income taxes	60	60
Other long-term liabilities	75	74
Total liabilities	2,246	2,173
Equity
Common stock - $0.01 par value; 70,000,000 shares authorized; 48,163,690 and 48,121,634 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	869	868
Accumulated other comprehensive income (loss)	16	(18)
Accumulated deficit	(286)	(306)
Total equity	599	544
Total liabilities and equity	$2,845	$2,717

MPM HOLDINGS INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
Cash flows provided by (used in) operating activities
Net income (loss)	$20	$(30)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40	38
Unrealized actuarial losses from pensions and other post retirement liabilities	—	1
Deferred income tax benefit	(2)	(5)
Unrealized foreign currency losses	3	—
Amortization of debt discount and ABL deferred financing costs	6	6
Stock based compensation	1	1
Loss due to impaired and scrapped assets	—	3
Other non-cash adjustments	(1)	—
Net change in assets and liabilities:
Accounts receivable	(62)	(32)
Inventories	(26)	—
Accounts payable	37	(1)
Income taxes payable	1	(3)
Other assets, current and non-current	4	2
Other liabilities, current and non-current	15	3
Net cash provided by (used in) operating activities	36	(17)
Cash flows used in investing activities
Capital expenditures	(35)	(37)
Purchase of a business	—	(9)
Net cash used in investing activities	(35)	(46)
Cash flows used in financing activities
Net short-term debt repayments	(1)	—
ABL financing fees	(4)	—
Net cash used in financing activities	(5)	—
Decrease in cash, cash equivalents, and restricted cash	(4)	(63)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4	2
Cash, cash equivalents, and restricted cash at beginning of period	174	228
Cash, cash equivalents, and restricted cash at end of period	$174	$167
Supplemental disclosures of cash flow information
Cash paid for:
Interest	$1	$1
Income taxes, net of refunds	7	9
Non-cash investing activity:
Capital expenditures included in accounts payable	$16	$18

MPM HOLDINGS INC.
SCHEDULE 4: RECONCILIATION OF NET INCOME (LOSS) TO SEGMENT EBITDA (Unaudited)

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$20	$(30)
Interest expense, net	20	19
Income tax expense	6	1
Depreciation and amortization	40	38

Items not included in Segment EBITDA:
Non-cash charges and other income and expense	$6	$6
Unrealized losses on pension and postretirement benefits	—	1
Restructuring and discrete costs	1	34
Reorganization items, net	1	—
Segment EBITDA	$94	$69

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 5: RECONCILIATION OF LAST TWELVE MONTHS NET LOSS TO ADJUSTED EBITDA (Unaudited)

March 31, 2018
LTM Period
Net income	$50
Interest expense, net	81
Income tax expense	20
Depreciation and amortization	156
EBITDA	307
Adjustments to EBITDA
Restructuring and discrete costs(a)	3
Reorganization items, net(b)	2
Unrealized gains on pension and postretirement benefits (c)	(6)
Pro forma cost savings (d)	15
Non-cash charges (e)	12
Adjusted EBITDA (f)	$333
Adjusted EBITDA less Capital Expenditures and Cash Taxes	$144
Pro forma fixed charges(g)	56
Ratio of Adjusted EBITDA to Fixed Charges(h)	5.95
Pro forma Fixed Charge Coverage Ratio(i)	2.57

(a)	Primarily includes expenses related to our global restructuring program, siloxane production transformation, and certain other non-operating income and expenses.

(b)	Represents professional fees related to our reorganization.

(c)	Represents non-cash actuarial gains resulting from pension and postretirement liability curtailment and re-measurements.

(d)	Represents estimated cost savings, on a pro forma basis, from initiatives implemented or being implemented by management.

(e)	Non-cash charges primarily include the effects of foreign exchange gains and losses and impacts of asset impairments and disposals, and stock-based compensation expense.

(f)
Effective Quarter ended September 30, 2017, Nantong, China subsidiary is no longer designated as Unrestricted Subsidiary under the ABL Facility and the indentures that govern our notes, resulting in an increase of $7 million in adjusted EBITDA.

(g)	Reflects pro forma interest expense based on outstanding indebtedness and interest rates at March 31, 2018 adjusted for applicable restricted payments.

(h)
MPM’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing our notes, unless MPM has an Adjusted EBITDA to Fixed Charges ratio of at least 2.0 to 1.0. As of March 31, 2018, we were able to satisfy this test and incur additional indebtedness under these indentures.

(i)
Represents Pro forma Fixed Charge Coverage Ratio (the “FCCR”) as defined in the credit agreement for the ABL Facility. If the availability under the ABL Facility is less than the greater of (a) 12.5% of the lesser of the borrowing base and the total ABL Facility commitments at such time and, (b) $27 million, then the FCCR must be greater than 1.0 to 1.0.